Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-237074 on Form S-1 of our report dated March 10, 2020, relating to the financial statements of Bionano Genomics, Inc. appearing in the Annual Report on Form 10-K of Bionano Genomics, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California
March 24, 2020